                       RESTATED CERTIFICATE OF INCORPORATION OF
                                   PROGENITOR, INC.

    Mark N.K. Bagnall hereby certifies that:

    1. The name of this corporation is Progenitor, Inc. and the date of filing of the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is February 25, 1992.

    2. He is the duly elected and acting Vice President, Finance and Chief Financial Officer of Progenitor, Inc., a Delaware corporation.

    3. This Restated Certificate of Incorporation has been duly approved and adopted by the stockholders of this corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

    4. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                          "I

    The name of the corporation is Progenitor, Inc. (the "Corporation").

                                          II

    The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

                                         III

    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                          IV

    The total number of shares of all classes of stock that the Corporation is authorized to issue is Forty-Nine Million (49,000,000) shares, consisting of Thirty-Nine Million (39,000,000) shares of Common Stock with a par value of $.001 per share, Five Million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share, and Five Million (5,000,000) shares of Preference Stock ("Additional Preferred Stock") with a par value of $.001 per share. The rights, preferences, privileges and restrictions granted to and imposed upon such classes of shares are set forth below in this Article.

    A.   COMMON STOCK.

         1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

         2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed ratably among holders of Common Stock in proportion to the amount of such stock owned by each such holder, subject to any liquidation rights of any then outstanding Preference Shares (as defined in Article IV(C) below).

         3.   REDEMPTION.  The Common Stock is not redeemable.

         4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation, except as otherwise provided herein, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

    B. PREFERRED STOCK. The Preferred Stock shall be divided into three series, designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), Series B Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock"). The number of shares of Series A Preferred Stock and the rights, preferences, privileges and restrictions granted to and imposed thereon shall be as set forth in Exhibit A attached hereto; the number of shares of Series B Preferred Stock and the rights, preferences, privileges and restrictions granted to and imposed thereon shall be as set forth in Exhibit B attached hereto; and the number of shares of Series C Preferred Stock and the rights, preferences, privileges and restrictions granted to and imposed thereon shall be as set forth in Exhibit C attached hereto; PROVIDED, HOWEVER, that upon the conversion of the shares of such series of Preferred Stock into shares of Common Stock in accordance with the terms of such Exhibits, no share or shares of Series A , Series B or Series C Preferred Stock shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

    C. ADDITIONAL PREFERRED STOCK. The Additional Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any series of Additional Preferred Stock (including the dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms thereof), and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights which have been or may be granted to the Series A , Series B and Series C Preferred Stock, or other series of Additional Preferred Stock

(collectively, "Preference Shares") in Certificates of Designation or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preference Shares or any series thereof, the rights, privileges, preferences, and restrictions of any such additional series may be subordinated to, PARI PASSU with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption, and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preference Shares or Common Stock. Subject to the compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    Upon restatement of the Certificate of Incorporation as set forth herein, each authorized share of Common Stock of the Corporation issued and outstanding prior to such restatement shall be automatically reclassified, without any action by the holder thereof, into one-half (1/2) of one share of fully-paid and nonassessable Common Stock. No fractional shares of Common Stock shall be issued upon such reclassification. Instead of any fractional share of Common Stock that would otherwise be issuable upon such reclassification, the Corporation shall pay cash to the holder thereof equal to the product of such fraction multiplied by the fair market value of one share of Common Stock after such reclassification, as determined by the Board of Directors of the Corporation in good faith exercising reasonable business judgment.

                                          V

    A. To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This Article V does not affect the availability of equitable remedies for breach of fiduciary duties.

    B. Any repeal or modification of this Article V shall be prospective and shall not affect the rights under this Article V in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                          VI

    The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                         VII

    For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

    B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws.

    C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

                                         VIII

    Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                          IX

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right."

                                         ****

    IN WITNESS WHEREOF, Progenitor, Inc. has caused this Restated Certificate of Incorporation to be signed by its Vice President, Finance and Chief Financial Officer on this 22nd day of July, 1997.

                                  PROGENITOR, INC.


                                  By:  /s/ Mark N.K. Bagnall
                                       -----------------------------------------
                                            Mark N.K. Bagnall
                                            Vice President, Finance
                                            and Chief Financial Officer

                                      EXHIBIT A

                       DESCRIPTION OF SERIES A PREFERRED STOCK

    This Exhibit A sets forth the number of shares of the Corporation's Series
A Convertible Preferred Stock, par value $.01 per share, and the rights, preferences, privileges and restrictions granted to and imposed thereon. Capitalized terms used herein but not defined shall have the meanings given them in the Corporation's Restated Certificate of Incorporation, to which this Exhibit A is an exhibit.

    SECTION 1. DESIGNATION OF SERIES; RANK.

    (a) 2,120,000 shares of Preferred Stock shall be designated "Series A Convertible Preferred Stock" (the "SERIES A PREFERRED STOCK").

    (b)  With respect to the payments of dividends, the Series A Preferred
Stock shall rank on a parity with the Series B Preferred Stock and senior to the Common Stock. With respect to the distribution of assets upon liquidation, dissolution, or winding up, the Series A Preferred Stock shall rank on a parity with the Series B Preferred Stock and senior to the Common Stock.

    SECTION 2. DIVIDENDS.  The holders of the shares of Series A Preferred
Stock shall be entitled to receive dividends out of funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation in its discretion; provided, however, that no dividends shall be declared or paid on the Common Stock during any final year unless the Board of Directors during such fiscal year shall have declared and set aside for payment a dividend on the Series A Preferred Stock.

    SECTION 3. CONVERSION. The holders of the shares of the Series A Preferred Stock shall have conversion rights as follows:

    (a) CONVERSION PRIVILEGE. Subject to Section 3(b), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, into such number of duly authorized, fully paid and non-assessable shares of Common Stock at the Series A Conversion Price at the time in effect for such shares (the "SERIES A CONVERSION PRICE"). The initial Series A Conversion Price shall be $6.25, subject to adjustment as set forth in Sections 3(d) and 3(e).

    (b) AUTOMATIC CONVERSION. In the event of (A) a Qualified Public Offering (hereinafter defined) of the Corporation; or (B) the receipt by the Corporation of notice from a majority of the holders of Series A Preferred Stock electing to convert their shares, each share of Series A Preferred Stock shall be automatically converted at the closing of the Qualified Public Offering or upon receipt of such notice, without any action by the holder thereof, into duly authorized, fully paid and non-assessable shares of Common Stock at the then applicable Series A Conversion Price, subject to adjustment as provided in Sections 3(d) and 3(e), plus cash in lieu of fractional shares. The Corporation shall make no payment or adjustment on the account of any accrued and unpaid dividends on the Series A Preferred Stock upon surrender for conversion. A "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which the aggregate proceeds to the Corporation, net of underwriting discounts and commissions, equal or exceed $7,500,000.

    (c) MECHANICS OF CONVERSION. Before any holder of shares of Preferred Stock shall be entitled to convert such shares into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive offices of the Corporation or of the transfer agent therefor, if any, and shall give written notice to the Corporation that such holder elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as provided in Section 3(h). If surrendered certificates for Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to such holder's nominee or nominees, a new certificate or certificates representing the remaining unconverted shares of Preferred Stock. Shares of Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of conversion.

    (d) CONVERSION PRICE ADJUSTMENTS FOR SERIES A PREFERRED STOCK. The Series A Conversion Price shall be subject to adjustment from time to time as follows (the adjustments referred to in Subsections 3(d)(i) and (ii) shall be referred to as a "MINIMUM RETURN ADJUSTMENT"):

    (i) If at any time after the last closing of the offering and sale of shares of Series B Preferred Stock pursuant to the Corporation's Confidential Term Sheet dated November 7, 1994, as supplemented (the "Final Closing Date"), the Corporation:

         (a) completes an underwritten initial public offering of its securities (a "Terminating IPO") in which it issues any shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents"), or

         (b) consummates a merger or consolidation in which more than fifty percent (50%) of the voting power of the Corporation is transferred, or a sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"), and, in the event of a Terminating IPO, the effective price per Common Stock Equivalent issued, or in the event of a Corporate Transaction, the fair market value of the stock, securities or other property to be received by the holders of Common Stock of the Corporation on a per share as-converted basis (including the Common Stock issuable to the holders of Series A Preferred Stock electing to convert and taking into account any Minimum Return Adjustment effected as a result of such transaction) (the "Per Share Price"), is less than (X) during the first year following the Final Closing Date, 135% of the then applicable Series A Conversion Price,
    (Y) during the second year following the Final Closing Date, subject to Quarterly Allocation (as defined in Subsection 3(d)(iii)), 170% of the then applicable Series A Conversion Price or (Z) after the second year following the Final Closing Date, subject to Quarterly Allocation, 205% of the then applicable Series A Conversion Price, then the Series A Conversion Price will be reduced (but not increased) to equal (A) 74.07% of the Per Share Price for issuances made during the first year following the Final Closing Date, (B) 58.82% of the Per Share Price for issuances made during the second year following the Final Closing Date and (C) 48.78% of the Per Share Price for issuances made after the second year following the Final Closing Date.

    (ii) In the event that in connection with a Terminating IPO, the Per Share Price is not readily ascertainable, the determination of the Per Share Price of any Common Stock Equivalent shall be determined in good faith by the Corporation's Board of Directors based upon an allocation of the proceeds of the Terminating IPO among the Common Stock Equivalents, considering the special terms, rights or privileges or other securities incorporated or included in such Terminating IPO. In the event that any holder of Series A Preferred Stock disagrees with the determination of the Board of Directors, then for a period commencing no earlier than 60 days and ending no later than 30 days prior to commencement of the Terminating IPO, such holder shall have the right to convert their shares of Series A Preferred Stock into the same type and class of securities or other consideration comprising the Terminating IPO at a discount to the per security offering price of the Terminating IPO equal to (i) 74.07% for a Terminating IPO consummated during the first year following the Final Closing Date, (ii) 58.82% for a Terminating IPO consummated during the second year following the Final Closing Date, and (iii) 48.78% for a Terminating IPO consummated after the second year following the Final Closing Date. Such right of conversion shall represent the sole and exclusive remedy of such holder with respect to such Terminating IPO.

    (iii) Minimum Return Adjustments will not be made after the conversion of the Series A Preferred Stock (a "Termination Event"). Minimum Return Adjustments may be made more than once, but will never serve to increase the Series A Preferred Conversion Price. Commencing during the second year following the Final Closing Date, Minimum Return Adjustments will be allocated 8.75% per quarter to reflect the quarter of the year in which the transaction causing such Minimum Return Adjustment occurs ("Quarterly Allocation").

    (iv) In no event shall the Series A Conversion Price be reduced to less than $1.00, as adjusted for any stock splits, recapitalizations or similar events.

    (e) ADDITIONAL ADJUSTMENTS TO THE SERIES A CONVERSION PRICE. The Series A Conversion Price shall be adjusted from time to time as follows:

    (i)   If, at any time after the Final Closing Date, the Corporation shall
(A) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock (whether shares of its Common Stock or capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Series A Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto. Upon the effective date of any such dividend, distribution, subdivision, combination or reclassification, an adjustment made pursuant to this Section 3(e)(i) shall become effective retroactively as of the record date for any such dividend, distribution, subdivision, combination or reclassification.

    (ii) If, at any time after the Final Closing Date, the Corporation shall issue to holders of shares of its outstanding Common Stock generally any rights, options or warrants entitling them to subscribe for or purchase (A) shares of its Common Stock, (B) any assets of the Corporation, (C) any securities of the Corporation (except its Common Stock) or of any corporation other than the Corporation or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (collectively, a "DISTRIBUTION ON COMMON STOCK"), the Corporation shall issue to the holders of its outstanding shares of Series A Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted such shares of Series A Preferred Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

    (f) DE MINIMIS CHANGES. No adjustment in the Series A Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.05 in such Series A Conversion Price; provided, however, that any adjustments which by reason of this Section 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be.

    (g) NOTICE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and the computations upon which it is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Series A Conversion Price in effect at such time and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Preferred Stock held by such holder.

    (h) NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares or script representing fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of shares of Series A Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such Preferred Stock in respect of such fraction of a share an amount equal to the same fraction of the fair market value per share of the amount of Common Stock into which such shares of Preferred Stock would otherwise be convertible, as determined by the Board of Directors of the Corporation in good faith exercising reasonable business judgment.

    (i) EFFECT OF SALE, MERGER OR CONSOLIDATION. In the event of any capital reorganization of the Corporation (other than a subdivision or combination of shares of Common Stock set forth in Section 3(e)(i)), reclassification (other than a change in par value) of the Common Stock, conversion of the Common Stock into securities of another corporation, or a Corporate Transaction (each such event being referred to as a "CAPITAL CHANGE"), a share of Series A Preferred Stock shall be convertible after such Capital Change, upon the terms and conditions specified herein, for the number of shares of stock or other securities or property of the Corporation or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which, at the time of such Capital Change, the shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock would have been entitled upon such Capital Change. In any case, if necessary, the provisions set forth in Section 3 with respect to the rights and interests of the holders of Series A Preferred Stock shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the conversion of each such series. The Corporation shall not effect any consolidation, merger or sale resulting in a Capital Change unless, prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of Series A Preferred Stock such shares of stock, securities or assets as the holders of each Preferred Stock may be entitled to receive upon conversion of the such stock in accordance with the foregoing provisions and all the other obligations of the Corporation hereunder.

    (j) RESERVATION OF SHARES FOR ISSUANCE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of

Common Stock, solely for the purpose of issuance upon conversion of Series A Preferred Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Common Stock which shall be so issuable upon conversion of the Series A Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued, fully paid and non-assessable, free of all liens, claims and changes and not subject to preemptive rights.

    (k) PAYMENT OF TAXES ON SHARES ISSUED UPON CONVERSION. The issuance of certificates of Common Stock upon conversion of shares of the Series A Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of the Preferred Stock so converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than the name in which the shares of the Series A Preferred Stock so converted were registered, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    (l) OTHER EVENTS. If any event occurs as to which in the opinion of the Board of Directors the provisions of this Section 3 would not fairly protect the conversion rights of the holders of Series A Preferred Stock and/or the rights of other stockholders of the Corporation in accordance with the intent and principles of such provisions, then the Corporation's Board of Directors may, in its discretion, adjust the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights and/or the rights of other stockholders of the Corporation, if applicable.

    (m) NO IMPAIRMENT. The Corporation will not, by amendment of this Exhibit A or the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation with regard to the Series A Preferred Stock, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

    SECTION 4. PREFERENCE ON LIQUIDATION.

    (a) LIQUIDATION TRANSACTION; LIQUIDATION PREFERENCES. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or upon a Corporate Transaction (any such event being referred to as a "LIQUIDATION TRANSACTION"), the holders of the Series A Preferred Stock shall have the option to either

(i) convert their shares into Common Stock of the Corporation immediately prior to the Liquidation Transaction, or (ii) be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether capital or surplus), or out of the proceeds thereof, an amount in cash equal to $6.25 per share plus any accrued and unpaid dividends on the Series A Preferred Stock (the "SERIES A LIQUIDATION PREFERENCE"), as provided in this Section 4.

    (b) ORDER OF PREFERENCE AND AMOUNT. In the event of a Liquidation Transaction, any payment or distribution of the assets of the Corporation (whether capital or surplus) or the proceeds thereof, shall be made to set apart in the following order of preference and amounts after payment or provision for payment of the debts and other liabilities of the Corporation:

    (i) the holders of the issued and outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive payment of the Series A Liquidation Preference and the Series B Liquidation Preference (as defined in Exhibit B to the Corporation's Restated Certificate of Incorporation) on a PARI PASSU basis, as described below; and

    (ii) if the amounts available to the holders of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock are not sufficient to pay the holders thereof in full the applicable preferential amounts set forth in Section 4(a), then the amounts available for payment to such holders shall be paid proportionately to the holders of each such series of Preferred Stock as a group.

    (c) ADDITIONAL DISTRIBUTIONS. In the event the Liquidation Transaction is not a Corporate Transaction, then after payment in full of the preferential amounts set forth in Section 4(a), the remaining assets of the Corporation legally available for distribution shall be distributed ratably on a per share basis among the holders of shares of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock.

    (d) CONSOLIDATION, MERGER OR SALE OF ASSETS. Notwithstanding anything to the contrary stated herein, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by transactions in which the Corporation is not the surviving corporation or in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, but shall instead be treated pursuant to Subsection 3(d) hereof.

    SECTION 5. VOTING.

    (a) GENERAL. The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock generally and to receive notice of all meetings of the stockholders. Unless otherwise required by applicable law, the holders of shares of Series A Preferred Stock shall vote together with the holders of the Common Stock as though part of that class and shall have the right to that number of votes equal to the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible on the applicable record date.

    (b)   PROTECTIVE PROVISIONS.

    (i) So long as any shares of Series A Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting separately as a class, (A) alter or change the rights, preferences or privileges of the shares of such Series A Preferred Stock so as to affect adversely the shares or
(B) increase the authorized number of shares of Series A Preferred Stock.

    SECTION 6. NOTICE. Any notice required by these provisions to be given to the holders of shares of Series A Preferred Stock shall be deemed given if sent U.S. certified mail, return receipt requested and postage prepaid, or by overnight courier and addressed to each holder of record at its address appearing on the books of the Corporation. The date of any such notice shall be deemed to be the date of which it is received.

                                      EXHIBIT B

                       DESCRIPTION OF SERIES B PREFERRED STOCK

    This Exhibit B sets forth the number of shares of the Corporation's Series
B Convertible Preferred Stock, par value $.01 per share, and the rights, preferences, privileges and restrictions granted to and imposed thereon. Capitalized terms used herein but not defined shall have the meanings given them in the Corporation's Restated Certificate of Incorporation, to which this Exhibit B is an exhibit.

    SECTION 1. DESIGNATION OF SERIES; RANK.

    (a) 880,000 shares of Preferred Stock shall be designated "Series B Convertible Preferred Stock" (the "SERIES B PREFERRED STOCK").

    (b)  With respect to the payments of dividends, the Series B Preferred
Stock shall rank on a parity with the Series A Preferred Stock and senior to the Common Stock. With respect to the distribution of assets upon liquidation, dissolution, or winding up, the Series B Stock shall rank on a parity with the Series A Preferred Stock and senior to the Common Stock.

    SECTION 2. DIVIDENDS.  The holders of the shares of Series B Preferred
Stock shall be entitled to receive dividends out of funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation in its discretion; provided, however, that no dividends shall be declared or paid on the Common Stock during any final year unless the Board of Directors during such fiscal year shall have declared and set aside for payment a dividend on the Series B Preferred Stock.

    SECTION 3. CONVERSION. The holders of the shares of the Series B Preferred Stock shall have conversion rights as follows:

    (a) CONVERSION PRIVILEGE. Subject to Section 3(b), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, into such number of duly authorized, fully paid and non-assessable shares of Common Stock at the Series B Conversion Price at the time in effect for such shares (the "SERIES B CONVERSION PRICE"). The initial Series B Conversion Price shall be $6.25, subject to adjustment as set forth in Sections 3(d) and 3(e).

    (b) AUTOMATIC CONVERSION. In the event of (A) a Qualified Public Offering (hereinafter defined) of the Corporation; or (B) the receipt by the Corporation of notice from a majority of the holders of Series B Preferred Stock electing to convert their shares, each share of Series B Preferred Stock shall be automatically converted at the closing of the Qualified Public Offering or upon receipt of such notice, without any action by the holder thereof, into duly authorized, fully paid and non-assessable shares of Common Stock at the then applicable Series B Conversion Price, subject to adjustment as provided in Sections 3(d) and 3(e), plus cash in lieu of fractional shares. The Corporation shall make no payment or adjustment on the account of any accrued and unpaid dividends on the Series B Preferred Stock upon surrender for conversion. A "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which the aggregate proceeds to the Corporation, net of underwriting discounts and commissions, equal or exceed $7,500,000.

    (c) MECHANICS OF CONVERSION. Before any holder of shares of Preferred Stock shall be entitled to convert such shares into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive offices of the Corporation or of the transfer agent therefor, if any, and shall give written notice to the Corporation that such holder elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as provided in Section 3(h). If surrendered certificates for Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to such holder's nominee or nominees, a new certificate or certificates representing the remaining unconverted shares of Preferred Stock. Shares of Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of conversion.

    (d) CONVERSION PRICE ADJUSTMENTS FOR SERIES B PREFERRED STOCK. The Series B Conversion Price shall be subject to adjustment from time to time as follows (the adjustments referred to in Subsections 3(d)(i) and (ii) shall be referred to as a "MINIMUM RETURN ADJUSTMENT"):

    (i) If at any time after the last closing of the offering and sale of shares of Series B Preferred Stock pursuant to the Corporation's Confidential Term Sheet dated November 7, 1994, as supplemented (the "Final Closing Date"), the Corporation:

         (A) completes an underwritten initial public offering of its securities (a "Terminating IPO") in which it issues any shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents"), or

         (B) consummates a merger or consolidation in which more than fifty percent (50%) of the voting power of the Corporation is transferred, or a sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"), and, in the event of a Terminating IPO, the effective price per Common Stock Equivalent issued, or in the event of a Corporate Transaction, the fair market value of the stock, securities or other property to be received by the holders of Common Stock of the Corporation on a per share as-converted basis (including the Common Stock issuable to the holders of Series B Preferred Stock electing to convert and taking into account any Minimum Return Adjustment effected as a result of such transaction) (the "Per Share Price"), is less than (X) during the first year following the Final Closing Date, 135% of the then applicable Series B Conversion Price,
    (Y) during the second year following the Final Closing Date, subject to Quarterly Allocation (as defined in Subsection 3(d)(iii)), 170% of the then applicable Series B Conversion Price or (Z) after the second year following the Final Closing Date, subject to Quarterly Allocation, 205% of the then applicable Series B Conversion Price, then the Series B Conversion Price will be reduced (but not increased) to equal (A) 74.07% of the Per Share Price for issuances made during the first year following the Final Closing Date, (B) 58.82% of the Per Share Price for issuances made during the second year following the Final Closing Date and (C) 48.78% of the Per Share Price for issuances made after the second year following the Final Closing Date.

    (ii) In the event that in connection with a Terminating IPO, the Per Share Price is not readily ascertainable, the determination of the Per Share Price of any Common Stock Equivalent shall be determined in good faith by the Corporation's Board of Directors based upon an allocation of the proceeds of the Terminating IPO among the Common Stock Equivalents, considering the special terms, rights or privileges or other securities incorporated or included in such Terminating IPO. In the event that any holder of Series B Preferred Stock disagrees with the determination of the Board of Directors, then for a period commencing no earlier than 60 days and ending no later than 30 days prior to commencement of the Terminating IPO, such holder shall have the right to convert their shares of Series B Preferred Stock into the same type and class of securities or other consideration comprising the Terminating IPO at a discount to the per security offering price of the Terminating IPO equal to (i) 74.07% for a Terminating IPO consummated during the first year following the Final Closing Date, (ii) 58.82% for a Terminating IPO consummated during the second year following the Final Closing Date, and (iii) 48.78% for a Terminating IPO consummated after the second year following the Final Closing Date. Such right of conversion shall represent the sole and exclusive remedy of such holder with respect to such Terminating IPO.

    (iii) Minimum Return Adjustments will not be made after the conversion of the Series B Preferred Stock (a "Termination Event"). Minimum Return Adjustments may be made more than once, but will never serve to increase the Series B Preferred Conversion Price. Commencing during the second year following the Final Closing Date, Minimum Return Adjustments will be allocated 8.75% per quarter to reflect the quarter of the year in which the transaction causing such Minimum Return Adjustment occurs ("Quarterly Allocation").

    (iv) In no event shall the Series B Conversion Price be reduced to less than $1.00, as adjusted for any stock splits, recapitalizations or similar events.

    (e) ADDITIONAL ADJUSTMENTS TO THE SERIES B CONVERSION PRICE. The Series B Conversion Price shall be adjusted from time to time as follows:

    (i)   If, at any time after the Final Closing Date, the Corporation shall
(A) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock (whether shares of its Common Stock or capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Series B Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto. Upon the effective date of any such dividend, distribution, subdivision, combination or reclassification, an adjustment made pursuant to this Section 3(e)(i) shall become effective retroactively as of the record date for any such dividend, distribution, subdivision, combination or reclassification.

    (ii) If, at any time after the Final Closing Date, the Corporation shall issue to holders of shares of its outstanding Common Stock generally any rights, options or warrants entitling them to subscribe for or purchase (A) shares of its Common Stock, (B) any assets of the Corporation, (C) any securities of the Corporation (except its Common Stock) or of any corporation other than the Corporation or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (collectively, a "DISTRIBUTION ON COMMON STOCK"), the Corporation shall issue to the holders of its outstanding shares of Series B Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted such shares of Series B Preferred Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

    (f) DE MINIMIS CHANGES. No adjustment in the Series B Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.05 in such Series B Conversion Price; provided, however, that any adjustments which by reason of this Section 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be.

    (g) NOTICE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and the computations upon which it is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series B Conversion Price in effect at such time and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Preferred Stock held by such holder.

    (h) NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares or script representing fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of shares of Series B Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such Preferred Stock in respect of such fraction of a share an amount equal to the same fraction of the fair market value per share of the amount of Common Stock into which such shares of Preferred Stock would otherwise be convertible, as determined by the Board of Directors of the Corporation in good faith exercising reasonable business judgment.

    (i) EFFECT OF SALE, MERGER OR CONSOLIDATION. In the event of any capital reorganization of the Corporation (other than a subdivision or combination of shares of Common Stock set forth in Section 3(e)(i)), reclassification (other than a change in par value) of the Common Stock, conversion of the Common Stock into securities of another corporation, or a Corporate Transaction (each such event being referred to as a "CAPITAL CHANGE"), a share of Series B Preferred Stock shall be convertible after such Capital Change, upon the terms and conditions specified herein, for the number of shares of stock or other securities or property of the Corporation or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which, at the time of such Capital Change, the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock would have been entitled upon such Capital Change. In any case, if necessary, the provisions set forth in Section 3 with respect to the rights and interests of the holders of Series B Preferred Stock shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the conversion of each such series. The Corporation shall not effect any consolidation, merger or sale resulting in a Capital Change unless, prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of Series B Preferred Stock such shares of stock, securities or assets as the holders of each Preferred Stock may be entitled to receive upon conversion of the such stock in accordance with the foregoing provisions and all the other obligations of the Corporation hereunder.

    (j) RESERVATION OF SHARES FOR ISSUANCE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion of Series B Preferred Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Common Stock which shall be so issuable upon conversion of the Series B Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued, fully paid and non-assessable, free of all liens, claims and changes and not subject to preemptive rights.

    (k) PAYMENT OF TAXES ON SHARES ISSUED UPON CONVERSION. The issuance of certificates of Common Stock upon conversion of shares of the Series B Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of the Preferred Stock so converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than the name in which the shares of the Series B Preferred Stock so converted were registered, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    (l) OTHER EVENTS. If any event occurs as to which in the opinion of the Board of Directors the provisions of this Section 3 would not fairly protect the conversion rights of the holders of Series B Preferred Stock and/or the rights of other stockholders of the Corporation in accordance with the intent and principles of such provisions, then the Corporation's Board of Directors may, in its discretion, adjust the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights and/or the rights of other stockholders of the Corporation, if applicable.

    (m) NO IMPAIRMENT. The Corporation will not, by amendment of this Exhibit B or the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation with regard to the Series B Preferred Stock, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

    SECTION 4. PREFERENCE ON LIQUIDATION.

    (a) LIQUIDATION TRANSACTION; LIQUIDATION PREFERENCES. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or upon a Corporate Transaction (any such event being referred to as a "LIQUIDATION TRANSACTION"), the holders of the Series B Preferred Stock shall have the option to either (i) convert their shares into Common Stock of the Corporation immediately prior to the Liquidation Transaction, or (ii) be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether capital or surplus), or out of the proceeds thereof, an amount in cash equal to $6.25 per share plus any accrued and unpaid dividends on the Series B Preferred Stock (the "SERIES B LIQUIDATION PREFERENCE"), as provided in this Section 4.

    (b) ORDER OF PREFERENCE AND AMOUNT. In the event of a Liquidation Transaction, any payment or distribution of the assets of the Corporation (whether capital or surplus) or the proceeds thereof, shall be made to set apart in the following order of preference and amounts after payment or provision for payment of the debts and other liabilities of the Corporation:

    (i) the holders of the issued and outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive payment of the Series A Liquidation Preference (as defined in Exhibit A to the Corporation's Restated Certificate of Incorporation) and the Series B Liquidation Preference on a PARI PASSU basis, as described below; and

    (ii) if the amounts available to the holders of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock are not sufficient to pay the holders thereof in full the applicable preferential amounts set forth in Section 4(a), then the amounts available for payment to such holders shall be paid proportionately to the holders of each such series of Preferred Stock as a group.

    (c) ADDITIONAL DISTRIBUTIONS. In the event the Liquidation Transaction is not a Corporate Transaction, then after payment in full of the preferential amounts set forth in Section 4(a), the remaining assets of the Corporation legally available for distribution shall be distributed ratably on a per share basis among the holders of shares of Common Stock, the Series A Preferred Stock and the Series B Preferred Stock.

    (d) CONSOLIDATION, MERGER OR SALE OF ASSETS. Notwithstanding anything to the contrary stated herein, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by transactions in which the Corporation is not the surviving corporation or in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, but shall instead be treated pursuant to Subsection 3(d) hereof.

    SECTION 5. VOTING.

    (a) GENERAL. The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock generally and to receive notice of all meetings of the stockholders. Unless otherwise required by applicable law, the holders of shares of Series B Preferred Stock shall vote together with the holders of the Common Stock as though part of that class and shall have the right to that number of votes equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock are convertible on the applicable record date.

    (b)   PROTECTIVE PROVISIONS.

    (i) So long as any shares of Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting separately as a class, (A) alter or change the rights, preferences or privileges of the shares of such Series B Preferred Stock so as to affect adversely the shares or
(B) increase the authorized number of shares of Series B Preferred Stock.

    SECTION 6. NOTICE. Any notice required by these provisions to be given to the holders of shares of Series B Preferred Stock shall be deemed given if sent U.S. certified mail, return receipt requested and postage prepaid, or by overnight courier and addressed to each holder of record at its address appearing on the books of the Corporation. The date of any such notice shall be deemed to be the date of which it is received.

                                      EXHIBIT C

                       DESCRIPTION OF SERIES C PREFERRED STOCK

         This Exhibit C sets forth the number of shares of the Corporation's Series C Convertible Preferred Stock, par value $.01 per share, and the rights, preferences, privileges and restrictions granted to and imposed thereon. Capitalized terms used herein but not defined shall have the meanings given them in the Corporation's Restated Certificate of Incorporation, to which this Exhibit C is an exhibit.

    SECTION 1. DESIGNATION OF SERIES; RANK.

    (a) 2,000,000 shares of Preferred Stock shall be designated "Series C Convertible Preferred Stock" (the "SERIES C PREFERRED STOCK").

    (b) With respect to the payments of dividends, the Series C Preferred Stock shall rank on a parity with the Series A Preferred Stock and the Series B Preferred Stock, and shall be senior to the Common Stock. With respect to the distribution of assets upon liquidation, dissolution, or winding up, the Series C Stock shall rank on a parity with the Series A Preferred Stock and Series B Preferred Stock, and shall be senior to the Common Stock.

    SECTION 2. DIVIDENDS. The holders of the shares of Series C Preferred Stock shall be entitled to receive dividends out of funds legally available therefor, when, as and if declared by the Board of Directors of the Corporation in its discretion; provided, however, that no dividends shall be declared or paid on the Common Stock during any final year unless the Board of Directors during such fiscal year shall have declared and set aside for payment of a dividend on the Series C Preferred Stock.

    SECTION 3. CONVERSION. The holders of the shares of the Series C Preferred Stock shall have conversion rights as follows:

    (a) CONVERSION PRIVILEGE. Subject to Section 3(b), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, into such number of duly authorized, fully paid and non-assessable shares of Common Stock at the Series C Conversion Price at the time in effect for such shares (the "SERIES C CONVERSION PRICE"). The initial Series C Conversion Price shall be $6.25, subject to adjustment as set forth in Sections 3(d) and 3(e).

    (b) AUTOMATIC CONVERSION. In the event of (A) a Qualified Public Offering (hereinafter defined) of the Corporation; or (B) the receipt by the Corporation of notice from a majority of the holders of Series C Preferred Stock electing to convert their shares, each share of Series C Preferred Stock shall be automatically converted at the closing of the Qualified Public Offering or upon receipt of such notice, without any action by the holder thereof, into duly authorized, fully paid and non-assessable shares of Common Stock at the then applicable Series C Conversion Price, subject to adjustment as provided in Sections 3(d) and 3(e), plus cash in lieu of fractional shares. The Corporation shall make no payment or adjustment on the account of any accrued and unpaid dividends on the Series C Preferred Stock upon surrender for conversion. A "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which the aggregate proceeds to the Corporation, net of underwriting discounts and commissions, equal or exceed $7,500,000.

    (c) MECHANICS OF CONVERSION. Before any holder of shares of Preferred Stock shall be entitled to convert such shares into Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal executive offices of the Corporation or of the transfer agent therefor, if any, and shall give written notice to the Corporation that such holder elects to convert all or part of the shares represented by the certificate or certificates and shall state in writing therein the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share as provided in Section 3(h). If surrendered certificates for Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to such holder's nominee or nominees, a new certificate or certificates representing the remaining unconverted shares of Preferred Stock. Shares of Preferred Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the date of conversion.

    (d) CONVERSION PRICE ADJUSTMENTS FOR SERIES C PREFERRED STOCK. The Series C Conversion Price shall be subject to adjustment from time to time as follows (the adjustments referred to in Subsections 3(d)(i) and (ii) shall be referred to as a "MINIMUM RETURN ADJUSTMENT"):

    (i) If at any time after the first issuance of shares of Series C Preferred Stock (the "First Issuance Date"), the Corporation:

           (A) completes an underwritten initial public offering of its securities (a "Terminating IPO") in which it issues any shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents"), or

           (B) consummates a merger or consolidation in which more than fifty percent (50%) of the voting power of the Corporation is transferred, or a sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"), and, in the event of a Terminating IPO, the effective price per Common Stock Equivalent issued, or in the event of a Corporate Transaction, the fair market value of the stock, securities or other property to be received by the holders of Common Stock of the Corporation on a per share as-converted basis (including the Common Stock issuable to the holders of Series C Preferred Stock electing to convert and taking into account any Minimum Return Adjustment effected as a result of such transaction) (the "Per Share Price"), is less than (X) during the first year following the First Issuance Date, 135% of the then applicable Series C Conversion Price,
    (Y) during the second year following the First Issuance Date, subject to Quarterly Allocation (as defined in Subsection 3(d)(iii)), 170% of the then applicable Series C Conversion Price or (Z) after the second year following the First Issuance Date, subject to Quarterly Allocation, 205% of the then applicable Series C Conversion Price, then the Series C Conversion Price will be reduced (but not increased) to equal (A) 74.07% of the Per Share Price for issuances made during the first year following the First Issuance Date, (B) 58.82% of the Per Share Price for issuances made during the second year following the First Issuance Date and (C) 48.78% of the Per Share Price for issuances made after the second year following the First Issuance Date.

    (ii)   In the event that in connection with a Terminating IPO, the Per
Share Price is not readily ascertainable, the determination of the Per Share Price of any Common Stock Equivalent shall be determined in good faith by the Corporation's Board of Directors based upon an allocation of the proceeds of the Terminating IPO among the Common Stock Equivalents, considering the special terms, rights or privileges or other securities incorporated or included in such Terminating IPO. In the event that any holder of Series C Preferred Stock disagrees with the determination of the Board of Directors, then for a period commencing no earlier than 60 days and ending no later than 30 days prior to commencement of the Terminating IPO, such holder shall have the right to convert their shares of Series C Preferred Stock into the same type and class of securities or other consideration comprising the Terminating IPO at a discount to the per security offering price of the Terminating IPO equal to (i) 74.07% for a Terminating IPO consummated during the first year following the First Issuance Date, (ii) 58.82% for a Terminating IPO consummated during the second year following the First Issuance Date, and (iii) 48.78% for a Terminating IPO consummated after the second year following the First Issuance Date. Such right of conversion shall represent the sole and exclusive remedy of such holder with respect to such Terminating IPO.

    (iii) Minimum Return Adjustments will not be made after the conversion of the Series C Preferred Stock (a "Termination Event"). Minimum Return Adjustments may be made more than once, but will never serve to increase the Series C Preferred Conversion Price. Commencing during the second year following the First Issuance Date, Minimum Return Adjustments will be allocated 8.75% per quarter to reflect the quarter of the year in which the transaction causing such Minimum Return Adjustment occurs ("Quarterly Allocation").

    (iv) In no event shall the Series C Conversion Price be reduced to less than $1.00, as adjusted for any stock splits, recapitalizations or similar events.

    (e) ADDITIONAL ADJUSTMENTS TO THE SERIES C CONVERSION PRICE. The Series C Conversion Price shall be adjusted from time to time as follows:

    (i) If the Corporation shall (A) pay a dividend or make a distribution on its outstanding shares of Common Stock in shares of its capital stock (whether shares of its Common Stock or capital stock of any other class),
(B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, the Series C Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series C Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action had such shares of Preferred Stock been converted immediately prior thereto. Upon the effective date of any such dividend, distribution, subdivision, combination or reclassification, an adjustment made pursuant to this Section 3(e)(i) shall become effective retroactively as of the record date for any such dividend, distribution, subdivision, combination or reclassification.

    (ii) If the Corporation shall issue to holders of shares of its outstanding Common Stock generally any rights, options or warrants entitling them to subscribe for or purchase (A) shares of its Common Stock, (B) any assets of the Corporation, (C) any securities of the Corporation (except its Common Stock) or of any corporation other than the Corporation or (D) any rights, options or warrants entitling them to subscribe for or to purchase any of the foregoing securities, whether or not such rights, options or warrants are immediately exercisable (collectively, a "DISTRIBUTION ON COMMON STOCK"), the Corporation shall issue to the holders of its outstanding shares of Series C Preferred Stock the Distribution on Common Stock to which they would have been entitled if they had converted such shares of Series C Preferred Stock immediately prior to the record date for the purpose of determining stockholders entitled to receive such Distribution on Common Stock.

    (f) DE MINIMIS CHANGES. No adjustment in the Series C Conversion Price shall be required unless such adjustment would require an increase or decrease of at least $.05 in such Series C Conversion Price; provided, however, that any adjustments which by reason of this Section 3(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest one hundredth of a share, as the case may be.

    (g) NOTICE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and the computations upon which it is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Series C Conversion Price in effect at such time and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Preferred Stock held by such holder.

    (h) NO FRACTIONAL SHARES TO BE ISSUED. No fractional shares or script representing fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of shares of Series C Preferred Stock (or specified portions thereof), the Corporation shall pay in cash to the holders of such Preferred Stock in respect of such fraction of a share an amount equal to the same fraction of the fair market value per share of the amount of Common Stock into which such shares of Preferred Stock would otherwise be convertible, as determined by the Board of Directors of the Corporation in good faith exercising reasonable business judgment.

    (i) EFFECT OF SALE, MERGER OR CONSOLIDATION. In the event of any capital reorganization of the Corporation (other than a subdivision or combination of shares of Common Stock set forth in Section 3(e)(i)), reclassification (other than a change in par value) of the Common Stock, conversion of the Common Stock into securities of another corporation, or a Corporate Transaction (each such event being referred to as a "CAPITAL CHANGE"), a share of Series C Preferred Stock shall be convertible after such Capital Change, upon the terms and conditions specified herein, for the number of shares of stock or other securities or property of the Corporation or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which, at the time of such Capital Change, the shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock would have been entitled upon such Capital Change. In any case, if necessary, the provisions set forth in Section 3 with respect to the rights and interests of the holders of Series C Preferred Stock shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the conversion of each such series. The Corporation shall not effect any consolidation, merger or sale resulting in a Capital Change unless, prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument, the obligation to deliver to the holders of Series C Preferred Stock such shares of stock, securities or assets as the holders of each Preferred Stock may be entitled to receive upon conversion of the such stock in accordance with the foregoing provisions and all the other obligations of the Corporation hereunder.

    (j) RESERVATION OF SHARES FOR ISSUANCE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of

Common Stock, solely for the purpose of issuance upon conversion of Series C Preferred Stock as provided herein, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Common Stock which shall be so issuable upon conversion of the Series C Preferred Stock as herein provided shall, when issued, be duly authorized, validly issued, fully paid and non-assessable, free of all liens, claims and changes and not subject to preemptive rights.

    (k) PAYMENT OF TAXES ON SHARES ISSUED UPON CONVERSION. The issuance of certificates of Common Stock upon conversion of shares of the Series C Preferred Stock shall be made without charge to the converting holders for any tax in respect of the issuance of such certificates and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of the Preferred Stock so converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than the name in which the shares of the Series C Preferred Stock so converted were registered, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

    (l) OTHER EVENTS. If any event occurs as to which in the opinion of the Board of Directors the provisions of this Section 3 would not fairly protect the conversion rights of the holders of Series C Preferred Stock and/or the rights of other stockholders of the Corporation in accordance with the intent and principles of such provisions, then the Corporation's Board of Directors may, in its discretion, adjust the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights and/or the rights of other stockholders of the Corporation, if applicable.

    (m) NO IMPAIRMENT. The Corporation will not, by amendment of this Certificate of Designation or the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation with regard to the Series C Preferred Stock, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

    SECTION 4. PREFERENCE ON LIQUIDATION.

    (a) LIQUIDATION TRANSACTION; LIQUIDATION PREFERENCES. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or upon a Corporate Transaction (any such event being referred to as a "LIQUIDATION TRANSACTION"), the holders of the Series C Preferred Stock shall have the option to either

(i) convert their shares into Common Stock of the Corporation immediately prior to the Liquidation Transaction, or (ii) be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (whether capital or surplus), or out of the proceeds thereof, an amount in cash equal to $6.25 per share plus any accrued and unpaid dividends on the Series C Preferred Stock (the "SERIES C LIQUIDATION PREFERENCE"), as provided in this Section 4.

    (b) ORDER OF PREFERENCE AND AMOUNT. In the event of a Liquidation Transaction, any payment or distribution of the assets of the Corporation (whether capital or surplus) or the proceeds thereof, shall be made to or set apart in the following order of preference and amounts after payment or provision for payment of the debts and other liabilities of the Corporation:

    (i) the holders of the issued and outstanding shares of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock shall be entitled to receive payment of the Series A Liquidation Preference, the Series B Liquidation Preference and the Series C Liquidation Preference on a PARI PASSU basis, as described below; and

    (ii) if the amounts available to the holders of the issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are not sufficient to pay the holders thereof in full the applicable preferential amounts set forth in Section 4(a), then the amounts available for payment to such holders shall be paid proportionately to the holders of each such series of Preferred Stock as a group.

    (c) ADDITIONAL DISTRIBUTIONS. In the event the Liquidation Transaction is not a Corporate Transaction, then after payment in full of the preferential amounts set forth in Section 4(a), the remaining assets of the Corporation legally available for distribution shall be distributed ratably on a per share basis among the holders of shares of Common Stock, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

    (d) CONSOLIDATION, MERGER OR SALE OF ASSETS. Notwithstanding anything to the contrary stated herein, a consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by transactions in which the Corporation is not the surviving corporation or in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4, but shall instead be treated pursuant to Subsection 3(d) hereof.

    SECTION 5. VOTING.

    (a) GENERAL. The holders of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock generally and to receive notice of all meetings of the stockholders. Unless otherwise required by applicable law, the holders of shares of Series C Preferred Stock shall vote together with the holders of the Common Stock as though part of that class and shall have the right to that number of votes equal to the number of shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the applicable record date.

    (b)    PROTECTIVE PROVISIONS.

    (i) So long as any shares of Series C Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, voting separately as a class, (A) alter or change the rights, preferences or privileges of the shares of such Series C Preferred Stock so as to affect adversely the shares or
(B) increase the authorized number of shares of Series C Preferred Stock.

    SECTION 6. NOTICE. Any notice required by these provisions to be given to the holders of shares of Series C Preferred Stock shall be deemed given if sent U.S. certified mail, return receipt requested and postage prepaid, or by overnight courier and addressed to each holder of record at its address appearing on the books of the Corporation. The date of any such notice shall be deemed to be the date of which it is received.